Exhibit 16.1

November 6, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:   Fenton Graham Marketing, Inc.
      File # 000-50286

Dear Commissioners:

We have read the statements contained in Item 4 "Changes in Registrant's Certifying Accountant" of the Form 8-K of Fenton Graham Marketing, Inc. to be filed with the Securities and Exchange Commission on or around November 6, 2003 and agree with the statements contained therein.

Very truly yours,


/s/ Stonefield Josephson, Inc.
Certified Public Accountants